FORM 8-K SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): May 23, 2002
TELEPHONE AND DATA SYSTEMS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-14157 (Commission File Number)	36-2669023 (IRS Employer Identification No.)

30 N. LaSalle St., Suite 4000, Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

Registrant's telephone number, including area code: (312) 630-1900
Not Applicable (Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant.

     On May 23, 2002, Telephone and Data Systems, Inc. ("TDS") dismissed Arthur Andersen LLP ("Andersen") as TDS's independent auditors, and engaged PricewaterhouseCoopers LLP ("PWC") to serve as its new independent auditors for 2002. The change in auditors will become effective May 23, 2002. This action was taken by the TDS Board of Directors based on the recommendation of TDS's audit committee. TDS also approved the same change of auditors for its subsidiary, United States Cellular Corporation ("U.S. Cellular"), pursuant to the terms of an Intercompany Agreement between TDS and U.S. Cellular.

     Andersen's reports on TDS's consolidated financial statements for each of the years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the years ended December 31, 2001 and 2000 and the interim period between December 31, 2001 and the date of this Form 8-K, there were no disagreements between TDS and Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with their report for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     TDS provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Andersen's letter, dated May 23, 2002, stating its agreement with the foregoing disclosures.

     During TDS's two most recent fiscal years and through the date of this Report on Form 8-K, TDS did not consult PWC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on TDS's consolidated financial statements, or any other matters or reportable events listed in item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Exhibits.

(c)    Exhibits:

     In accordance with the provisions of Item 601 of Regulation S-K, attached as Exhibit 16.1, is the following which is incorporated by reference herein:

Exhibit No.	Description

16.1	Letter of Arthur Andersen LLP regarding change in certifying accountant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date: May 23, 2002

By:	/s/ D. Michael Jack D. Michael Jack Vice President and Corporate Controller (Principal Accounting Officer)

EXHIBIT INDEX The following exhibits are filed herewith as noted below.
Exhibit No.	Description

16.1	Letter of Arthur Andersen LLP regarding change in certifying accountant.